UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11 and 16, 2004

                              SBS Interactive, Co.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


           Florida                     0-28363                  65-0705830
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)


                          4211 Yonge Street, Suite 235
                            Toronto, Ontario M2P 2A9
                                     Canada
                    ----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (905) 660-0646

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 17, 2004 SBS Interactive, Co. (the "Company") filed a Form 8-K with the Securities and Exchange Commission reporting the resignation of its auditor, Barry I. Hechtman, P.A.

     On March 15, 2004, the Company filed a Form 8-K indicating that as of March 11, 2004 it had engaged the firm of Ahearn, Jasco + Company, P.A. (mistakenly referred to as Aheam, Jasco + Company, P.A.) as its new auditors.

     However, on March 16, 2004 Ahearn, Jasco + Company, P.A. indicated that it would not be able to accept the appointment as the Company's new auditors. The Company is currently interviewing auditors.

     During the period from March 11, 2004 through March 16, 2004, Ahearn, Jasco + Company, P.A. did not accept the Company as a client, rendered no services to the Company and did not issue a report on the Company's financial statements. During the period from March 11, 2004 through March 16, 2004, the Company did not have any disagreements with Ahearn, Jasco + Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ahearn, Jasco + Company, P.A., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS Interactive, Co.



By: /s/ Todd Gotlieb
    ---------------------------------
    Todd Gotlieb, President

Dated:  March 19, 2004

March 19, 2004


Securities and Exchange Commission
Washington, DC  20549


Dear Sirs:

We have read and agree with the comments in Item 4 of Form 8-K/A of SBS Interactive Co. (Commission File Number 0-28363) with a Date of Report of March 11 and 16, 2004, insofar as the comments relate to our firm.

Sincerely,

/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants